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                                                                   EXHIBIT 10.16

                           BAKER HUGHES INCORPORATED

                1995 EMPLOYEE ANNUAL INCENTIVE COMPENSATION PLAN

                                   ARTICLE 1

                           ESTABLISHMENT AND PURPOSE

  1.1 ESTABLISHMENT OF THE PLAN. Baker Hughes Incorporated (hereinafter referred to as the "COMPANY"), a Delaware corporation, hereby establishes an annual incentive compensation plan to be known as the "BAKER HUGHES INCORPORATED 1995 EMPLOYEE ANNUAL INCENTIVE COMPENSATION PLAN" (hereinafter referred to as the "PLAN") as set forth in this document. The Plan permits the awarding of annual cash bonuses to key employees of the Company and its subsidiaries, based on the achievement of preestablished performance goals. The Plan shall become effective as of October 1, 1994, and shall remain in effect until terminated by the Board of Directors of the Company. Notwithstanding any provision herein to the contrary, no amount shall be paid under the Plan unless and until the stockholders of the Company approve the Plan prior to September 30, l995.

  1.2 PURPOSE. The purpose of the Plan is to provide Key Employees with a meaningful annual incentive opportunity geared toward the achievement of specific corporate and/or individual goals.

                                   ARTICLE 2

                                  DEFINITIONS

  2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

    (a) "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

    (b) "CAUSE" means the occurrence of any one of the following:

      (i) The willfull and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant's disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his/her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice; or

      (ii) The Participant's conviction for an act of fraud, embezzlement, theft, or other criminal act constituting a felony; or

      (iii) The willful engaging by the Participant in gross misconduct or malfeasance. However, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company; or

      (iv) The violation of the Company's Standards of Conduct, which violation is determined to be material by the Committee.

    (c) "COMMITTEE" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan. The membership of the Committee shall in all cases be comprised solely of two or more outside directors (within the meaning of Section 162(m)).

    (d) "COMPANY" means Baker Hughes Incorporated, a Delaware corporation, and any successor thereto.

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    (e) "FINAL AWARD" means the actual award earned for a Plan Year by a
  Participant as determined by the Committee (see Article 5.4 herein).

    (f) "KEY EMPLOYEE" means an employee of the Company, or any of its subsidiaries, who, in the opinion of the Chief Executive Officer of the Company, is in a position to significantly contribute to the growth and profitability of the Company (see Article 4 herein).

    (g) "PARTICIPANT" means a Key Employee who is nominated for participation by the Chief Executive Officer of the Company and then is selected by the Committee to participate in the Plan (see Article 4 herein).

    (h) "PLAN YEAR" means the Company's fiscal year commencing October 1 and ending September 30.

    (i) "SECTION 162(M)" means section 162(m) (or any successor provision) of the Internal Revenue Code of 1986, as amended, and applicable interpretive authority thereunder.

  2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

  2.3 SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid Provision had not been included.

                                   ARTICLE 3

                                 ADMINISTRATION

  3.1 THE COMMITTEE. This Plan shall be administered by the Committee in accordance with the rules that it may establish from time to time that are not inconsistent with the provisions of the Plan.

  The determination of the Committee as to any disputed question arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon persons.

  3.2 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Restated Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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                                    ARTICLE 4

                         ELIGIBILITY AND PARTICIPATION

  4.1 ELIGIBILITY. Eligibility for participation in the Plan shall be limited to those Key Employees who, by the nature and scope of their position, contribute to the overall results or success of the Company and its subsidiaries.

  4.2 PARTICIPATION. Participation in the Plan shall be determined annually based upon the recommendation of the Chief Executive Officer of the Company and the approval of the Committee. Employees approved for participation shall be notified in writing of their selection, and of their performance goals and related Award Opportunities (as defined in Article 5.1), as soon after approval as is practicable.

  4.3 PARTIAL PLAN YEAR PARTICIPATION. The Committee may, upon recommendation of the Chief Executive Officer of the Company, allow an individual who becomes eligible after the beginning of a Plan Year to participate in the Plan for that year. In such case, the Participant's Final Award normally shall be prorated based on the number of full months of participation. However, the Committee may, based upon the recommendation of the Chief Executive Officer of the Company, authorize an unreduced Final Award.

  4.4 TERMINATION OF APPROVAL. The Committee may withdraw its approval for participation in the Plan for a Participant at any time. In the event of such withdrawal, the employee concerned shall cease to be a Participant as of the date designated by the Committee and the employee shall be notified of such withdrawal as soon as practicable following such action. Further, such employee shall cease to have any right to a Final Award for the Plan Year in which such withdrawal is effective; provided, however, that the Committee may, in its sole discretion, authorize a prorated award based on the number of full months of participation prior to the effective date of such withdrawal.

                                   ARTICLE 5

                              AWARD DETERMINATION

  5.1 AWARD OPPORTUNITIES. As soon as practicable (but in no event later than ninety (90) days) after the beginning of each Plan Year, the Committee shall establish, in writing, maximum, target, and minimum incentive award levels (the "AWARD OPPORTUNITIES") for each Participant. The established Award Opportunities may vary in relation to the responsibility level of the Participant. In the event a Participant changes job levels or salary grades during the Plan Year, the Award Opportunities may be adjusted by the Committee, in its sole discretion, to reflect the amount of time at each job level and/or in each salary grade.

  5.2 PERFORMANCE GOALS. As soon as practicable (but in no event later than ninety (90) days) after the beginning of each Plan Year, the Committee shall establish, in writing, performance goals for each Participant for that Plan Year. The goals will be based on one or more financial objectives of the Company determined by and defined by the Committee, which objectives may include profits before-tax, profits after-tax, earnings per share, and/or the ratio of after-tax profits to net capital employed; provided, however, that as an alternative to other goals, and in addition thereto, an Award Opportunity shall provide an element based on a goal tied to total shareholder return ("TSR"), as defined by the Committee and discussed in Article 5.4. Nonfinancial objectives may also be included in a Participant's performance goals, and will not represent more than 20 percent of target Award Opportunities, as discussed in Article 5.1. Notwithstanding the foregoing, no covered employee (as such term is defined in Section 162(m)) may have any portion of his Final Award based on nonfinancial, subjective performance goals.

  5.3 ADJUSTMENT OF PERFORMANCE GOALS. The Committee shall have the right to adjust the performance goals (either up or down) during the Plan Year if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and unduly influenced the Company's

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ability to meet them. Further, in the event of a Plan Year of less than twelve
(12) months, the Committee shall have the right to adjust the performance goals, at its discretion, to protect the purpose and intent of the Plan. Notwithstanding the foregoing, no such adjustment shall be made with respect to an individual who is a covered employee (within the meaning of Section 162(m)) to the extent the same is considered an upward discretionary increase in the amount of the Final Award for such individual (within the meaning of Section 162(m)).

  5.4 FINAL AWARD DETERMINATIONS. As soon as practicable after the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. The Committee shall certify to what extent the performance goals established pursuant to Article 5.2 and any other material terms of an award were in fact satisfied. Then, two (2) independent computations will be made, as follows:

    (a) Achievement of financial goals (other than TSR goals), as discussed in
  Article 5.2, shall be assessed via a quantitative formula established by the Committee. Individuals' award calculations will be based on varying Award Opportunities, as discussed in Article 5.1. Adjustment will be made to reflect nonfinancial objectives for eligible Participants, as described in
  Article 5.2.

    (b) Achievement of TSR goals, as discussed in Article 5.2, shall be assessed via a quantitative formula established by the Committee. Individuals' award calculations will be based on one-half of the target Award Opportunity, as discussed in Article 5.1.

The greater of the resulting two calculations will be used to determine the Final Award paid for the Plan Year. In determining the Final Award, the Committee, in its sole discretion, may increase or decrease calculated amounts to reflect factors regarding performance during the Plan Year which were not, in the sole opinion of the Committee, appropriately reflected in the Final Award calculation. Notwithstanding the foregoing, the Final Award to an individual who is a covered employee (within the meaning of Section 162(m)) will not be subject to upward discretionary adjustment by the Committee. Downward discretionary adjustment for these individuals will be permitted to the extent that such downward adjustments do not prevent the Final Awards to those individuals from being deductible by the Company for federal income tax purposes under Section 162(m).

  5.5 INDIVIDUAL AWARD CAP. The maximum annual Final Award any individual may receive in connection with the Plan is $1,000,000.

                                   ARTICLE 6

                            PAYMENT OF FINAL AWARDS

  As soon as practicable following the end of each Plan Year, Final Award payments shall be paid in cash.

                                   ARTICLE 7

                           TERMINATION OF EMPLOYMENT

  7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. In the event a Participant's employment is terminated by reason of death, total and permanent disability (as determined by the Committee), or retirement, the Final Award, determined in accordance with Article 5.4 herein, shall be reduced so that it reflects only participation prior to termination. This reduction shall be determined by multiplying said Final Award by a fraction, the numerator of which is the months of participation through the date of termination rounded up to whole months, and the denominator of which is twelve (12). The Final Award thus determined plus all unpaid amounts, if any, from previous years shall be paid as soon as practicable following the Committee's determinations under
Article 5.4 hereof for that Plan Year.

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  7.2 EMPLOYMENT TRANSFERS. If a Participant transfers from one division to another division within the Company, the Final Award for the Participant's time at the Participant's former division will be prorated for the number of whole months rounded to the nearest whole month of the Plan Year the Participant was at that division. The Final Award will be determined as soon as practicable after the end of the Plan Year and will be based on the financial results at the close of the Plan Year. The Final Award will be paid at the same time the other Final Awards for that division are paid. If a Participant is eligible for a Final Award in his new position, the Final Award will be based on the months left in the Plan Year, on his new base salary level and Award Opportunities, as determined by the Committee based upon the recommendation of the Chief Executive Officer of the Company.

  7.3 DISPOSITION OF BUSINESS. If the Participant's division is disposed of during the Plan Year, payment of the Participant's Final Award shall be determined in accordance with the following alternatives:

    (a) If the acquiring party of the division offers employment to the Participant and assumes the obligations under the Plan, either directly or indirectly, and the Participant accepts such offer of employment, the Company shall not be obligated to pay the Final Award and such obligation shall be that of the acquiring party in accordance with the Final Award parameters; or

    (b) If the acquiring party does not assume the obligations under the Plan, whether or not the Participant is offered and accepts employment, then the Participant will receive a prorated Final Award for the portion of the Plan Year that the Participant was employed by the Company prior to the date of the consummation of the sale of the division, to be paid at the same time other Final Awards are paid under the Plan. The computation shall be made on the basis of the number of whole months rounded to the nearest whole month of the Plan Year that the Participant was in active service with the Company; or

    (c) If the acquiring party of the division offers employment to the Participant and assumes the obligations under the Plan, either directly or indirectly, and the Participant rejects such employment, the Participant shall be deemed to have voluntarily resigned as provided under Article 7.4 below.

  7.4 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event a Participant's employment is terminated voluntarily by the employee or by the Company for Cause, all of the Participant's rights to a Final Award for the Plan Year then in progress shall be forfeited. If a Participant's termination is for any reason other than as described in Article 7.3, death, disability, retirement, voluntary resignation, or Cause, the Participant will receive a prorated bonus award for the portion of the Plan Year that the Participant was employed by the Company, computed as determined by the Committee, to be paid at the same time other Final Awards are paid under the Plan.

                                   ARTICLE 8

                             RIGHTS OF PARTICIPANTS

  8.1 EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time for any reason, nor confer upon any Participant any right to continue in the employ of the Company. For all purposes of the Plan, a Participant shall be considered to be in the employment of the Company as long as he or she remains employed on a full-time basis by the Company or any of its subsidiaries or is on an authorized leave of absence approved by the Committee. Any question as to whether and when there has been a termination of a Participant's employment, and the reason for such termination, shall be determined solely by the Committee, and its determination shall be final and conclusive.

  8.2 PARTICIPATION. No Participant or other employee shall at any time have a right to be selected for participation in the Plan for any Plan Year, despite having been selected for participation in a previous Plan Year.

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  8.3 NONTRANSFERABILITY. No right or interest of any Participant in this Plan shall be assigned or transferable, or subject to any lien, directly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

                                   ARTICLE 9

                            BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                                   ARTICLE 10

                           AMENDMENT AND TERMINATION

  The Board may modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his beneficiary as the case may be) to a payment or distribution hereunder to which he is entitled with respect to a Plan Year that has ended prior to such modification, amendment, suspension, or termination.

                                   ARTICLE 11

                         GOVERNING LAW AND WITHHOLDING

  11.1 GOVERNING LAW. THE PLAN, AND ALL AWARDS HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

  11.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under this Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.

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